As filed with the Securities and Exchange Commission on December 10, 1997.

                      File No. 333-________

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

               INDUSTRIAL DISTRIBUTION GROUP, INC.
         (Exact Name of Issuer as Specified in its Charter)

        Delaware                                  58-2299339
 -------------------------------            -----------------------
 (State or Other Jurisdiction of                (I.R.S. Employer
 Incorporation or Organization)              Identification Number)

                         2500 Royal Place
                      Tucker, Georgia 30084
                          (770) 243-9000
----------------------------------------------------------------------
(Address and Telephone Number of Issuer's Principal Executive Offices)

 Industrial Distribution Group, Inc. Amended and Restated
                   Employee Stock Purchase Plan
 ----------------------------------------------------------------
                    (Full Title of the Plans)

                         Martin S. Pinson
               Chairman and Chief Executive Officer
                         2500 Royal Place
                      Tucker, Georgia 30084
                          (770) 243-9000
   ------------------------------------------------------------
   (Name, Address and Telephone Number, Including Area Code, of
                        Agent for Service)

                            Copies to:
                       W. Randy Eaddy, Esq.
                     KILPATRICK STOCKTON LLP
                   1100 Peachtree Street, N.E.
                   Atlanta, Georgia 30309-4530
                          (404) 815-6500

                                                         Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum             Proposed Maximum
    Title of Securities            Amount to                 Offering Price                 Aggregate                Amount of
     to be Registered            be Registered                Per Share <F1>              Offering Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     <c
       Common Stock              500,000 shares                  $17.47                     $8,735,000               $2,576.83
----------------------------------------------------------------------------------------------------------------------------------

<F1>
(1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on $17.47, the average of the high and low prices on the New York Stock Exchange on December 5, 1997.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Prospectus dated September 23, 1997, filed pursuant to Rule 422(b) under the Securities Act of 1933, as amended (the "Securities Act").

     (2)  All other reports filed by the Registrant pursuant to
          Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the filing of the Prospectus.

     (3) The description of the Common Stock contained in the Registrant's registration statement on Form 8-A, filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation provides for indemnification of directors to the full extent permitted by Delaware law and, to the extent permitted by such law, eliminates or limits the personal liability of directors to the Registrant and its stockholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Certificate of Incorporation, the Registrant may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Delaware law. The Registrant's Bylaws obligate the Registrant, under certain circumstances, to advance expenses to its directors and officers in defending an action, suit or proceeding for which indemnification may be sought.

     The Registrant's Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of the Registrant's subsidiaries or, at the request of the Registrant, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether the Registrant would have the power to indemnify such person against such liability under Delaware law. The Registrant maintains such insurance on behalf of all of its directors and executive officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          The exhibits included as part of this Registration
Statement are as follows:

Exhibit Number                Description

4                             Industrial Distribution Group, Inc.
                              Amended and Restated Employee Stock
                              Purchase Plan

5                             Opinion and Consent of Kilpatrick
                              Stockton LLP, counsel to the
                              Registrant

23.1                          Consent of Arthur Andersen LLP

23.2                          Consent of Miller & Co. LLP

23.3                          Consent of Schenck & Associates, SC

23.4                          Consent of Baird, Kurtz & Dobson

ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 5, 1997.

                         INDUSTRIAL DISTRIBUTION GROUP, INC.

                         By:  /s/  Martin S. Pinson
                              Martin S. Pinson
                              Chairman and Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin S. Pinson and Douglass C. Smith as attorneys-in-fact, having the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 5, 1997.


/s/  Martin S. Pinson              Chief Executive Officer and Chairman of the
MARTIN S. PINSON                    Board of Directors (Principal Executive
                                    Officer)

/s/  Jack P. Healey                Vice Chairman, Chief Financial Officer,
JACK P. HEALEY                       Secretary and Director (Principal Financial
                                     and Accounting Officer)
/s/  David K. Barth
DAVID K. BARTH                     Director

/s/  William J. Burkland           Director
WILLIAM J. BURKLAND

/s/  William R. Fenoglio           Director
WILLIAM R. FENOGLIO

/s/  William T. Parr               Director
WILLIAM T. PARR

/s/  George L. Sachs, Jr.          Director
GEORGE L. SACHS, JR.

/s/  Richard M. Seigel             Director
RICHARD M. SEIGEL

/s/  Andrew B. Shearer             Director
ANDREW B. SHEARER

/s/  Douglass C. Smith             Director
DOUGLASS C. SMITH

                              EXHIBIT INDEX
                                    TO
                    REGISTRATION STATEMENT ON FORM S-8



Exhibit Number                Description

4                             Industrial Distribution Group, Inc.
                              Amended and Restated
                              Employee Stock Purchase Plan

5                             Opinion and Consent of Kilpatrick Stockton
                              LLP, counsel to the Registrant

23.1                          Consent of Arthur Andersen LLP

23.2                          Consent of Miller & Co. LLP

23.3                          Consent of Schenck & Associates, SC

23.4                          Consent of Baird, Kurtz & Dobson